UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
July 1, 2013

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)
North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue SW, Suite 60 Post Office Box 1988 Minot, ND 58702-1988
(Address of principal executive offices, including zip code)
701-837-4738
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note
The sole purpose of this Current Report on Form 8-K/A is to correct errors on page 15 of the original Fourth Quarter Fiscal 2013 Supplemental Operating and Financial Data for the Quarter ended April 30, 2013, furnished as Exhibit 99.2 to the Current Report on Form 8-K furnished with the Securities and Exchange Commission by Investors Real Estate Trust (the "Company") on July 1, 2013 (the "Original Form 8-K"). Other than the correction of the errors discussed in this Current Report on Form 8-K/A, no other changes have been made to the Original Form 8-K or the exhibits furnished therewith.
Item 2.02.  Results of Operations and Financial Condition.
The sole purpose of this Current Report on Form 8-K/A is to correct errors on page 15 of the Company's Fourth Quarter Fiscal 2013 Supplemental Operating and Financial Data for the Quarter ended April 30, 2013, regarding the Company's Stabilized Properties Net Operating Income summary table. Numbers in the table as previously provided in the Original Form 8-K were incorrectly given on an all-properties basis, rather than a stabilized properties basis. The table has now been revised to provide the information on a stabilized properties basis. The Company's complete Fourth Quarter Fiscal 2013 Supplemental Operating and Financial Data for the Quarter ended April 30, 2013, as corrected, is attached as Exhibit 99.2 hereto.
This Current Report on Form 8-K/A and the exhibits attached hereto are being furnished by the Company pursuant to Item 7.01 and Item 2.02 of Form 8-K, and this information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.
Item 7.01. Regulation FD Disclosure.
The disclosure contained in Item 2.02 is incorporated herein by reference.

ITEM 9.01                          Financial Statements and Exhibits
(d)	Exhibits
Exhibit
Number	Description

99.1	Earnings Release issued July 1, 2013, regarding financial and operational results for the three and twelve months ended April 30, 2013

99.2	Certain supplemental information not included in the earnings release (as revised and corrected)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: July 1, 2013